EXHIBIT 10.25

GUARANTY

THIS GUARANTY, dated as of October 23, 2026 (as the same may be amended, restated or otherwise modified from time to time, this “Guaranty”), is made by (i) each of the undersigned (each, a “Guarantor” and collectively, the “Guarantors”, and such terms shall include any Additional Guarantor that becomes a party to this Guaranty pursuant to the terms hereof or the Credit Agreement (as defined below)), with (ii) ARES CAPITAL CORPORATION, as Administrative Agent (herein, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

RECITALS

A.This Guaranty is made pursuant to the Credit Agreement, dated as of the date hereof (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among Monro, Inc., a New York corporation (together with its successors and assigns, the “Borrower”), the financial institutions named as lenders therein (together with their successors and assigns, the “Lenders”), and the Administrative Agent.

B.Each Guarantor is a direct or indirect Subsidiary of the Borrower.

C.It is a condition to the making of Borrowings and the LC issuances under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

D.Each Guarantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to extend credit pursuant to the Credit Agreement and other Loan Papers.

AGREEMENT

1.Guaranty. For value received, and in consideration of Borrower entering into the Credit Agreement dated as of the date hereof, each Guarantor, does hereby jointly and severally, irrevocably, absolutely, and unconditionally guarantee (a) the prompt and complete payment, when due, of any and all indebtedness and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Secured Parties, Lenders or the Administrative Agent, by Borrower or any Guarantor under the Credit Agreement (including the prompt and complete payment and performance in full of the Obligation as defined in the Credit Agreement) or other Loan Papers (including, without limitation, (i) amounts that would become due but for operation of any applicable provision of Title 11 of the United States Code (including, without limitation, 11 U.S.C. Sections 502 and 506)), and (ii) the payment of any and all liabilities, whether or not due or payable by the obligor thereon, upon the occurrence of an Insolvency Proceeding in respect of the Borrower or such other Guarantor, together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if Borrower or any Guarantor voluntarily or involuntarily files for bankruptcy protection) (all such obligations being hereinafter collectively referred to as the “Liabilities”) and (b) the performance by Borrower or any Guarantor of its obligations under the Loan Papers pursuant to the terms thereof (collectively, the “Guaranteed Obligations”).

Each Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages which will result from the Credit Agreement. Without limiting the generality of any of the foregoing, each Guarantor hereby agrees that, upon any Default or Insolvency Proceeding or other circumstance as expressly provided above,  each Guarantor will forthwith pay the Liabilities or perform the

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Guaranteed Obligations or other obligations described above immediately as and when the same shall be due.

2.Guaranty Continuing, Absolute, Unlimited.

(a)This Guaranty is a continuing, absolute, and unlimited guaranty of payment and performance when due and not of collection, and each Guarantor is a primary obligor and not a surety.

(b)The Liabilities and Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guaranty.

(c)The Administrative Agent shall not be required to proceed first against Borrower or any other Person or against any property securing any of the Liabilities or Guaranteed Obligations before resorting to each Guarantor for payment or performance.

(d)To the extent permitted by applicable law, this Guaranty shall be construed as a guarantee of payment and performance when due without regard to the enforceability of any of the Liabilities or Guaranteed Obligations or the rejection of the Credit Agreement in bankruptcy, and notwithstanding any claim, defense (other than the defense of payment and performance in full of the Liabilities and Guaranteed Obligations) or right of setoff which Borrower or each Guarantor may have against any Secured Party, Lender or the Administrative Agent, including any such claim, defense, or right of setoff based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend, or otherwise affect any of the Liabilities or Guaranteed Obligations of Borrower or any other obligor, or to vary any terms of payment thereof, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.

(e)Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Secured Parties, Lenders or the Administrative Agent of the Liabilities or any part thereof is rescinded or must otherwise be returned by any Secured Party, Lender or the Administrative Agent upon the insolvency, bankruptcy, or reorganization of Borrower or any other Guarantor, or otherwise, as though such payment to such Secured Party, Lender or the Administrative Agent had not been made.

(f)To the extent permitted by applicable law, each Guarantor’s obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Borrower or its bankruptcy estate, resulting from the operation of any present or future provision of any Debtor Relief Law or from the decision of any court interpreting the same.

3.Guaranty Not Affected by Change in Security or Other Actions. The Secured Parties, Administrative Agent and the Lenders may, from time to time, without the consent of or notice to each Guarantor, take any or all of the following actions without impairing or affecting (except insofar as the Liabilities are expressly reduced or modified thereby) each Guarantor’s obligations under this Guaranty or releasing or exonerating each Guarantor from any of its liabilities hereunder:

(a)retain or obtain a security interest in any property to secure any of the Liabilities,  Guaranteed Obligations or any obligation hereunder;

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(b)retain or obtain the primary or secondary liability of any party or parties, in addition to each Guarantor, with respect to any of the Liabilities or Guaranteed Obligations;

(c)extend the time, accelerate or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or Guaranteed Obligations or any part thereof, or amend in any manner any agreement relating thereto, in each case in accordance with the terms of each such agreement (including without limitation any increase in the amount of the Liabilities or Guaranteed Obligations outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Borrowings and LCs above any specific maximum amount referred to in the Credit Agreement, the incurrence of additional Liabilities or Guaranteed Obligations at any time, including during the continuance of a Potential Default or Default or at any time when all conditions to such increase or incurrence have not been satisfied, and any increase in any interest rate, fee or other amount applicable to any portion of the Liabilities or Guaranteed Obligations or otherwise payable under any Loan Paper);

(d)release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities or Guaranteed Obligations hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or Guaranteed Obligations or any security therefor;

(e)enforce the Secured Parties’, Administrative Agent’s or the Lenders’ security interest, if any, in all or any properties securing any of the Liabilities,  Guaranteed Obligations or any obligations hereunder in order to obtain full or partial payment of the Liabilities or Guaranteed Obligations then outstanding;

(f)release or fail to perfect, protect, or enforce the Secured Parties’, Administrative Agent’s or the Lenders’ security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property; or

(g)take, omit or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Liabilities or Guaranteed Obligations.

4.Waivers. Each Guarantor hereby expressly waives to the extent permitted by law and except as otherwise expressly required hereunder or any notice expressly required to be given under any Loan Papers:

(a)notice of acceptance of this Guaranty;

(b)notice of the existence or incurrence of any or all of the Guaranteed Obligations in accordance with the Loan Papers;

(c)presentment, demand, notice of dishonor, protest, and all other notices whatsoever;

(d)any requirement that proceedings first be instituted by any Secured Party, the Administrative Agent or any Lender against the Borrower;

(e)all diligence in collection or protection of or realization upon the Liabilities or any part thereof, the Guaranteed Obligations, or any obligation hereunder, or any collateral for any of the foregoing;

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(f)any rights or defenses based on a Secured Party’s, the Administrative Agent’s or a Lender’s election of remedies, including any defense to a Secured Party’s, the Administrative Agent's or Lender's action to recover any deficiency after a non-judicial sale;

(g)the occurrence of every other condition precedent to which each Guarantor might otherwise be entitled; and

(h)any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it or any other Guarantor against the Administrative Agent or any Secured Party,  including, without limitation, to the fullest extent permitted by law, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

5.Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein will have the meanings given them in the Credit Agreement. The following terms shall have the following meanings:

“Qualified ECP Guarantor” means, in respect of any Guaranty Swap Obligations, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Guaranty Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Termination Date” has the meaning ascribed to such term in Section 22.

6.Representations, Warranties and Agreements of Guarantor.  Each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

(a)Existence, Good Standing, Authority and Compliance. Each Guarantor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or otherwise formed. Each Guarantor (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated to be, conducted, and (c) is in compliance with all applicable Laws; except in each case of clauses (a) to (c), where the failure to so qualify, to possess such authority, permits or power, or to comply with such Laws would not cause a Material Adverse Event.

(b)Authorization and Contravention. The execution and delivery by each Guarantor of this Guaranty or related document to which it is a party and the performance by it of its obligations hereunder and thereunder (a) are within its corporate or other organizational power, (b) have been duly authorized by all necessary corporate or other organizational action, (c) require no action by, filing with, or any authorization or approval by, and no notice to, any Tribunal or Governmental Authority (other than (i) filings with respect to Collateral to be made, or otherwise delivered to the Administrative Agent for filing or recordation, on the Closing Date or (ii) any action or filing that has been taken or made on or before the date of this Guaranty), (d) do not violate any provision of its charter or bylaws or other similar governing organizational documents, (e) do not violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event, (f) do not violate any Material Agreements or material Contractual Obligations to which it is a party, (g) do not result in

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the creation or imposition of any Lien (other than the Lender Liens) on any asset of each Guarantor, (h) are in furtherance of the corporate or other organizational purposes of each Guarantor and (i) do not require any consent or approval of the shareholders, partners, members or other equity holders of each Guarantor which has not been obtained.

(c)Binding Effect. Upon execution and delivery by all parties thereto, this Guaranty will constitute a legal and binding obligation of each Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

(d)Consideration. Guarantor represents and warrants that the value of the consideration received and to be received by it is reasonably worth at least as much as its liability under this Guaranty, and such liability may reasonably be expected to benefit Guarantor directly or indirectly. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS GUARANTY, GUARANTOR'S MAXIMUM LIABILITY HEREUNDER IS LIMITED, TO THE EXTENT, IF ANY, REQUIRED SO THAT ITS LIABILITY IS NOT SUBJECT TO AVOIDANCE UNDER ANY DEBTOR RELIEF LAW.

(e)Solvency. As of the date of this Guaranty, the Guarantors are taken as a whole, and after giving effect to this Guaranty, will be, Solvent.

7.Defaults. Nothing in this Guaranty shall limit, extend or otherwise modify any grace period, cure period or notice requirement applicable to any Default under the Credit Agreement.

8.Remedies Upon Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Guaranty or the Loan Papers, or by any requirement of Law, or in equity, or otherwise:

(a)Upon the occurrence of any Default, the Secured Parties, Administrative Agent and Lenders may without any notice to (except as expressly provided herein or in any Loan Paper) or demand upon any of the Guarantors, which are expressly waived by Guarantors (except as to notices expressly provided for herein or in any Loan Paper), proceed to protect, exercise and enforce the rights and remedies of the Secured Parties, Administrative Agent and Lenders against any of the Guarantors hereunder or under the Loan Papers and such other rights and remedies as are provided by requirement of Law or equity.

(b)The rights provided for in this Guaranty and the Loan Papers are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

(c)The order and manner in which the Secured Parties and Lenders’ rights and remedies upon the occurrence and during the continuance of a Default are to be exercised shall be determined by the Secured Parties, Administrative Agent or the Lenders, as the case may be, in its sole discretion, and all payments received by the Administrative Agent shall be applied first to the costs and expenses (including reasonable attorney’s fees incurred by the Administrative Agent and Lenders) of the Administrative Agent and Lenders, then to the payment of all accrued and unpaid amounts due under any Loan Papers to and including the date of such application. To the extent permitted by applicable law, no application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Papers, or prevent the exercise, or continued exercise, of rights or remedies of the Secured Parties, Administrative Agent and Lenders hereunder or thereunder or under any requirement of Law or in equity.

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9.Payments. Each payment by any of the Guarantors to the Administrative Agent under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.

10.Costs and Expenses. The Guarantors jointly and severally agree to pay all reasonable out of pocket costs and expenses of the Administrative Agent in accordance with and in the manner set forth in Section 8.7 of the Credit Agreement. Without prejudice to the survival of any other obligations of each Guarantor hereunder, the obligations of each Guarantor under this Section 10 shall survive the termination of this Guaranty.

11.Subrogation. Each Guarantor hereby waives the right to exercise at any time prior to the Termination Date any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any other Guarantor; (b) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or any Secured Party now has or may hereafter have against any Guarantor; and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Administrative Agent or any Secured Party. In addition, until the Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. The foregoing agreements of the Guarantors set forth in this Section 11 shall remain operative and in full force and effect until the Termination Date. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any other Guarantor or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Administrative Agent and the Secured Parties may have against any Guarantor, to all right, title and interest the Administrative Agent and the Secured Parties may have in any such collateral or security, and to any right the Administrative Agent and the Secured Parties may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

12.No Waiver; Remedies. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on each Guarantor in any case shall entitle each Guarantor to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

13.Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by each Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, and the termination of the Loan Papers and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

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14.Confidentiality. The Administrative Agent and each other Secured Party agree to keep any information delivered or made available by any Guarantor to it in the manner and to the extent required by Section 14.14 of the Credit Agreement, which such Section 14.14 is incorporated herein by reference.

15.Severability. Should any clause, sentence, paragraph or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

16.Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, including by way of facsimile or other electronic format (whether “pdf” or otherwise), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

17.Interpretation.

(a)In this Guaranty, unless a clear contrary intention appears:

(i)the singular number includes the plural number and vice versa;

(ii)reference to any gender includes each other gender;

(iii)the words “herein”,  “hereof” and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

(iv)reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guaranty;

(v)except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Guaranty) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(vi)unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(vii)the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(viii)with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including “and the word “to” means “to but excluding”; and

(ix)reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

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(b)The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(c)No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

18.Venue; Service of Process; Jury Trial.   EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS,

(a)IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK, PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND;

(b)IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATIONS BROUGHT IN DISTRICT COURTS OF NEW YORK, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND AS PROVIDED IN CLAUSE (a) ABOVE;

(c)IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

(d)IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT; AND

(e)IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.

The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Guarantor acknowledges that these waivers are a material inducement to Administrative Agent’s and each Lender’s agreement to enter into a business relationship, that Administrative Agent has already relied on these waivers in entering into this Guaranty, and that Administrative Agent and each Lender will continue to rely on each of these waivers in related future dealings. Each Guarantor further warrants and represents that it has reviewed these waivers with its legal counsel and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 18 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS

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GUARANTY. In the event of Litigation, this Guaranty may be filed as a written consent to a trial by the court.

19.Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Guaranty Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 19, or otherwise under this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 19 constitutes, and this Section 19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

20.Parties. This Guaranty shall inure to the benefit of the Secured Parties, Administrative Agent and the Lenders and their respective successors, assigns or transferees, and shall be binding upon each Guarantor and its successors and assigns. Each Guarantor may not assign any of its duties under this Guaranty without the prior written consent of the Administrative Agent. The Secured Parties, the Administrative Agent and the Lenders may assign their respective Rights and benefits under this Guaranty to any Participant or Purchaser in accordance with the provisions of Section 14.12 of the Credit Agreement. The relationship among any Guarantor and its Affiliates, on the one hand, and the Secured Parties, the Administrative Agent and the other Lenders, on the other hand, is solely that of debtor and creditor, and the Secured Parties, the Administrative Agent and the other Lenders have no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Loan Paper, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

21.Notices. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

If to each Guarantor:

Monro, Inc.

295 Woodcliff Drive, Suite 202

Fairport, New York 14450

Attention: Brian J. D’Ambrosia, Executive Vice President-Finance, Treasurer and Chief Financial Officer

Telephone: (585) 784-3356

Facsimile: (585) 647-0941

E-mail: Brian.Dambrosia@monro.com

If to the Administrative Agent, at the notice information provided under the Credit Agreement

If to any other party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this Section 21. Other than the service of process set forth in Section 18(d) above, all communications shall be effective three (3) Business Days after the date when mailed by certified mail, return receipt requested postage

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prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

22.Term. This Guaranty is not limited to any particular period of time, but shall continue in full force and effect until the Facility Committed Sum is terminated and all of the Liabilities and Guaranteed Obligations (other than unasserted contingent obligations, Hedging Obligations and Cash Management Obligations)  have been fully and finally paid in cash, the Hedging Obligations and Cash Management Obligations have been fully and finally paid in cash (other than Hedging Obligations and Cash Management Obligations that have been cash collateralized or in respect of which arrangements satisfactory to the Persons providing such Cash Management Services or Financial Hedges have been made) and the expiration or termination of all LCs (other than LCs that have been cash collateralized or backstopped or replaced as described in Section 14.13 of the Credit Agreement), and, except as otherwise provided in the Credit Agreement, each Guarantor shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred (the date of the termination of this Guaranty pursuant to this Section 22, the “Termination Date”).

23.Governing Law. The Laws (other than conflict-of-laws provisions) of the State of New York and of the United States of America govern the Rights and duties of the parties to this Guaranty and the validity, construction, enforcement, and interpretation of this Guaranty.

24.New Guaranty. In the event that (i) any Loan Paper is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or (ii) any Loan Paper or this Guaranty is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower and, if within sixty (60) days after such rejection or termination, the Administrative Agent or its designee shall so request and shall certify in writing to the Guarantors that it intends to perform the obligations of the Borrower as and to the extent required under such Loan Paper or this Guaranty, as applicable, the Guarantors will, unless prohibited by bankruptcy or other applicable law, execute and deliver to the Administrative Agent or such designee, a new Guaranty that shall contain the same conditions, agreements, terms, provisions and limitations as such original Guaranty (except for any requirements which have been fulfilled by the Borrower and each Guarantor prior to such rejection or termination).

25.Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc. It is the desire and intent of each Guarantor, the Administrative Agent, the Lenders and the other Secured Parties that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor’s liability hereunder in respect of the Liabilities or Guaranteed Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor’s obligations hereunder to be so invalidated.

26.Amendments; Additional Guarantors. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 14.10 of the Credit Agreement, and the applicable Guarantor or Guarantors, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Paper to a “Guarantor” shall

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also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Paper to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement

[Signature pages follow]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

CAR-X, LLC,
a Delaware limited liability company

By: /s/ Maureen E. Mulholland
Name: Maureen E. Mulholland
Title: Secretary

MNRO HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Maureen E. Mulholland
Name: Maureen E. Mulholland
Title: Secretary

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ACCEPTED BY:

ARES CAPITAL CORPORATION
as Administrative Agent

By: /s/ Mark Affolter
Name: Mark Affolter
Title: Authorized Signatory

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